                                                                      EXHIBIT 21


                                    VIAD CORP
                                   (DELAWARE)
            Active Subsidiaries and Affiliates as of February 1, 2002

                       CONVENTION AND EVENT SERVICES GROUP

EXG, Inc. (Delaware)
  Giltspur Exhibits of Canada, Inc. (Ontario)
GES Exposition Services (Canada) Limited (Canada)
  Exposervice Standard Inc. (Canada)
   Clarkson-Conway Inc. (Canada)
  Stampede Display and Convention Services Ltd. (Alberta)
GES EXPOSITION SERVICES, INC. (Nevada)
  ESR Exposition Service, Inc. (New Jersey)
  Expo Accessories, Inc. (New York)
  Expo Display & Design, Inc. (New Jersey)
  Shows Unlimited, Inc. (Nevada)
  Tradeshow Convention Services Inc. (Washington)
David H. Gibson Company, Inc. (Texas)
Viad Holding GmbH (Germany)
  Exhibitgroup/Giltspur France S.A.R.L. (France)
  Voblo Verwaltungs GmbH (Germany) (80%)

                               CORPORATE AND OTHER

Viad Service Companies Limited (United Kingdom)
VREC, Inc. (Delaware)

                             PAYMENT SERVICES GROUP

TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
  CAG Inc. (Nevada)
   Hematite Trust (Delaware)
   Monazite Trust (Delaware)
   Rhyolite Trust (Delaware)
  FSMC, Inc. (Minnesota)
  Game Financial Corporation (Minnesota)
   GameCash, Inc. (Minnesota)
   Game Financial Corporation of Wisconsin (Wisconsin)
  MLE, Inc. (Wisconsin)
  MoneyGram Payment Systems, Inc. (Delaware)
   Mid-America Money Order Company (Kentucky)
   MoneyGram of New York LLC (Delaware)
   MoneyGram Payment Systems Canada, Inc. (Ontario)
   MoneyGram International Limited (United Kingdom) (51%)
  Travelers Express Co. (P.R.) Inc. (Puerto Rico)

                      TRAVEL AND RECREATION SERVICES GROUP

Glacier Park, Inc. (Arizona) (80%)
  Waterton Transport Company, Limited (Alberta)
Greyhound Canada Holdings, Inc. (Alberta)~~
  Brewster Tours Inc. (Canada)
   BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
     859371 Alberta Ltd. (Alberta)
      Brewster Inc. (Alberta)
  CANFINCO LLC (Delaware)

~~ Indicates a Corporate and Other Subsidiary

*Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp.